Exhibit 99.2

Snap Interactive Announces Corporate Name Change to PeerStream and Formation of New Business Solutions Unit

Rebrand Reflects Greater Focus on Decentralized Technologies, Including PeerStream Protocol, a Content Delivery Network Built on Blockchain to Power Multimedia Social Apps and Business Solutions

NEW YORK, NY, March 08, 2018 (GLOBE NEWSWIRE) – Snap Interactive, Inc. (“STVI,” the “Company,” “we,” “our” or “us”) (OTCQB: STVI), a leading developer of innovative decentralized technologies that power multimedia social apps and business communication solutions, today announced a planned corporate name change to PeerStream, Inc. As part of this rebranding effort, the Company has introduced an updated corporate identity and will, subject to the receipt of requisite approvals from applicable regulatory authorities, begin trading under the new ticker symbol (OTCQB: PEER) (CUSIP 70555R102), effective at the opening of trading hours on March 12, 2018.

The new brand remains true to the Company’s legacy of empowering consumers to meet new people and connect with peers via social video applications. However, the rebranding also reflects a new strategic direction and an evolution of the Company’s business model. The rebranding accompanies a significant investment in the Company’s platform for live multimedia streaming and communications to incorporate decentralization technology. This previously announced initiative, now called PeerStream Protocol (“PSP”), leverages blockchain technology to support a peer-to-peer computing network for media routing. While the Company’s current platform today powers our existing portfolio of applications, going forward it will be enhanced with PSP and made available to third party developers as well.

In addition, the Company announced its plan to launch a Business Solutions group to provide blockchain-based licensing, services and support related to multimedia streaming, messaging and communications. PeerStream Business Solutions, launching today, will leverage the Company’s nearly 20 years of technology leadership to support the efforts of a broad range of prospective corporate clients to adopt blockchain technology.

STVI’s CEO, Alex Harrington, commented, “We are very excited to announce the corporate rebranding to PeerStream, which we believe accurately captures both our history and our new broader mandate. Importantly, the new identity acknowledges how important decentralized peer computing will be in our future, both in the launch of PSP and our business services offerings. We are firmly embracing blockchain to support our core business mission of multimedia streaming and delivery, while launching a potential new source of revenue in supporting blockchain adoption for the communications needs of future corporate clients.”

About Snap Interactive, Inc. (OTCQB: STVI)

Snap Interactive, Inc., soon to be renamed PeerStream, Inc., builds innovative decentralized technologies that power multimedia social apps and business communication solutions. The Company is currently developing PeerStream Protocol (“PSP”), a decentralized multimedia content delivery solution building on blockchain technology. PSP will form the core of a technology platform that supports the Company’s portfolio of social video applications and newly formed business solutions group created to serve the blockchain adoption needs of corporate clients. The Company’s app portfolio features Paltalk, which hosts one of the world’s largest collections of video-based social communities, and Backchannel, a blockchain-based secure video messaging app expected to launch in 2018. The Company has a long history of technology innovation and holds 26 patents.

For more information, please visit http://www.snap-interactive.com.

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Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the ability to effectively develop and incorporate blockchain technology into the Company’s applications; the ability to effectively market and generate revenue from our new business solutions unit; our ability to effectively develop and launch the PSP and our ability to generate user and developer support for the PSP; user acceptance of our updated applications; the Company’s ability to institute corporate governance standards or achieve compliance with national securities exchange listing requirements; the Company’s future growth and the ability to obtain additional financing to implement the Company’s growth strategy; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the Company’s ability to generate positive cash flow from operations; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in our industry; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company’s applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Snap Interactive Investor Relations Contact:

ir@snap-interactive.com